EXHIBIT 99.1

Chico’s FAS, Inc. Enters into Definitive Agreement to Be Acquired by Sycamore Partners for $1 Billion

Chico’s FAS Shareholders to Receive $7.60 Per Share in Cash, a 65% Premium to Yesterday’s Closing Stock Price

Fort Myers, FL – September 28, 2023 – Chico’s FAS, Inc. (NYSE: CHS) (“Company” or “Chico’s FAS”) today announced that it has entered into a definitive agreement to be acquired by Sycamore Partners, a private equity firm specializing in retail, consumer and distribution-related investments. Upon completion of the transaction, Chico’s FAS will become a privately held company.

Under the terms of the agreement, Chico’s FAS shareholders will receive $7.60 per share in cash. The per share purchase price represents a 65% premium to the Company’s closing stock price on September 27, 2023 (the last trading day prior to the announcement of the transaction).

“Through this investment, we are gaining additional expertise, financial resources and strategic flexibility to fuel the growth of our company and three powerful brands: Chico’s, White House Black Market and Soma,” said Molly Langenstein, Chico’s FAS Chief Executive Officer and President. “Sycamore Partners has an outstanding record in the retail industry in partnering with management teams to help businesses reach even greater levels of success. They share our commitment to providing solutions, building communities and creating memorable experiences to bring women confidence and joy. We look forward to working with the Sycamore Partners team to unlock Chico’s FAS’s full potential.”

Kevin Mansell, Chair of the Chico’s FAS Board of Directors, said, “The agreement with Sycamore Partners validates Chico’s FAS’s leadership as a customer led, product obsessed, digital first company with a strong record of operational excellence. The transaction reflects the Board’s commitment to maximizing shareholder value. It provides Chico’s FAS shareholders with significant immediate cash value and creates exciting opportunities for employees of the Company and our brands.”

“We are pleased to have reached this agreement with Chico’s FAS and its Board of Directors. We have long admired the Company’s three iconic brands, including Chico’s, White House Black Market and Soma,” said Stefan Kaluzny, Managing Director of Sycamore Partners. “We look forward to partnering with the Company’s more than 14,000 talented associates to grow these brands by continuing to deliver excellent products and service to their devoted customers.”

Transaction Details

The transaction, which was approved unanimously by the Chico’s FAS Board of Directors, is expected to close by the end of the first calendar quarter of 2024, subject to customary closing conditions and approvals, including approval by Chico’s FAS shareholders and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is not subject to a financing condition.

The definitive agreement includes a 30-day “go-shop” period that will expire at 11:59 PM ET on October 27, 2023, which permits Chico’s FAS and its financial advisor to actively solicit and consider alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and the Company does not intend to disclose developments with respect to the “go-shop” process unless and until it determines such disclosure is appropriate or is otherwise required.

Upon completion of the transaction, Chico’s FAS common stock will no longer be listed on the New York Stock Exchange.

Advisors

Solomon Partners, L.P. is acting as financial advisor to Chico’s FAS, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor.

Kirkland & Ellis LLP is acting as legal advisor to Sycamore Partners.

ABOUT CHICO'S FAS, INC.

Chico's FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, FL. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico's FAS is a company of three unique brands – Chico's®, White House Black Market®, and Soma® – each operating in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.

Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel, and expert styling in our brick-and-mortar boutiques, digital online boutiques, and through StyleConnect®, the Company's customized, branded, digital styling tool that enables customers to conveniently shop wherever, whenever, and however they prefer.

As of July 29, 2023, the Company operated 1,258 stores in the U.S. and sold merchandise through 58 international franchise locations in Mexico and through two domestic franchise locations in airports. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, and www.soma.com.

To learn more about Chico's FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

ABOUT SYCAMORE PARTNERS

Sycamore Partners is a private equity firm based in New York. The firm specializes in retail, consumer, and distribution-related investments and partners with management teams to seek to improve the operating profitability and strategic value of their business. With approximately $10 billion in aggregate committed capital raised since its inception in 2011, Sycamore Partners' investors include leading endowments, financial institutions, family offices, pension plans and sovereign wealth funds. For more information on Sycamore Partners, visit www.sycamorepartners.com.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication is being made in connection with the proposed transaction involving Chico’s FAS, Daphne Parent LLC, and Daphne Merger Sub, Inc. In connection with the proposed transaction, Chico’s FAS plans to file a proxy statement and certain other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement (if and when available) will be mailed to shareholders of Chico’s FAS. This communication is not a substitute for the proxy statement or any other document that Chico’s FAS may file with the SEC or send to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Before making any voting or investment decision, shareholders are urged to read the proxy statement that will be filed with the SEC (including any amendments or supplements thereto) and any other relevant documents that are filed or will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Shareholders will be able to obtain, free of charge, copies of such documents filed by Chico’s FAS when filed with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). In addition, Chico’s FAS shareholders will be able to obtain, free of charge, copies of such documents filed by Chico’s FAS at Chico’s FAS’s website (https://chicosfas.com/investors). Alternatively, these documents, when available, can be obtained free of charge from Chico’s FAS upon written request to Chico’s FAS at 11215 Metro Parkway, Fort Myers, Florida 33966.

PARTICIPANTS IN THE SOLICITATION

Chico’s FAS and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders of Chico’s FAS in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on May 5, 2023. These documents are available free of charge at the SEC’s web site at www.sec.gov and from the Company’s website (https://chicosfas.com/investors). Additional information regarding the identity of the participants, and their respective direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the proposed transaction, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. In most cases, words or phrases such as “anticipates,” “believes,” “confident,” “could,” “estimates,” “expects,” “intends,” “target,” “potential,” “may,” “will,” “might,” “plans,” “path,” “should,” “approximately,” “our planning assumptions,” “forecast”, “outlook” and variations or the negative of these terms and similar expressions identify forward-looking statements. These forward-looking statements, including statements regarding the proposed transaction, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction; (ii) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, during the pendency of the proposed transaction (iv) the ability the Company to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated above.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. the Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Chico’s FAS Contact:

Julie MacMedan

Chico's FAS, Inc.

(239) 346-4384

julie.macmedan@chicos.com

Sycamore Partners Contact:

Michael Freitag or Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

media@sycamorepartners.com

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200